Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements previously filed by TETRA Technologies, Inc. of our report dated February 10, 2004, with respect to the consolidated balance sheet of Compressco, Inc. and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, comprehensive income and stockholders’ equity and cash flows for the year ended December 31, 2003 and 2002 included in this Current Report on Form 8-K/A:

Form S-8 (No. 333-40509) 1996 Stock Option Plan for Non-Executive Employees and Consultants

Form S-8 (No. 33-41337) 401(k) Retirement Plan

Form S-8 (No. 33-35750) 1990 Stock Option Plan

Form S-8 (No. 33-76804) 1993 Director Stock Option Plan

Form S-8 (No. 33-76806) 1990 Stock Option Plan

Form S-8 (No. 333-04284) 401(k) Retirement Plan

Form S-8 (No. 333-09889) 1990 Stock Option Plan

Form S-8 (No. 333-61988) 1990 Stock Option Plan, as amended, and TETRA Technologies, Inc. 1996 Stock Option Plan for Non-Executive Employees and Consultants

Form S-8 (No. 333-84444) Non-Qualified Stock Option Plan

Form S-8 (No. 333-76039) 1998 Director Stock Option Plan

Form S-8 (No. 333-114034) 1998 Director Stock Option Plan, as amended and restated

Form S-4 (No. 333-115859)

/s/Ernst & Young LLP

Oklahoma City, Oklahoma

September 17, 2004